EXHIBIT 8.1

List of Subsidiaries of Shinhan Financial Group Co., Ltd.

Shinhan Bank Co., Ltd

Shinhan Card Co., Ltd

Shinhan Securities Co., Ltd.

Shinhan Life Insurance Co., Ltd.

Shinhan Capital Co., Ltd.

Shinhan Asset Management Co., Ltd.

Jeju Bank

Shinhan Savings Bank

Shinhan Asset Trust Co., Ltd.

Shinhan DS

Shinhan AITAS Co., Ltd.

Shinhan REITs Asset Management Co., Ltd.

Shinhan AI. Co., Ltd.

Shinhan Venture Investment Co., Ltd.

Shinhan EZ General Insurance, Ltd.

SHC Management Co., Ltd.

Shinhan Credit Information Co., Ltd.

Shinhan Bank America (incorporated in United States)

Shinhan Bank Canada (incorporated in Canada)

Shinhan Bank (China) Limited (incorporated in People’s Republic China)

Shinhan Bank Europe GmbH (incorporated in Germany)

Shinhan Bank Japan (incorporated in Japan)

Shinhan Bank Vietnam Ltd. (incorporated in Vietnam)

Shinhan Bank Kazakhstan Limited (incorporated in Kazakhstan)

Shinhan Bank (Cambodia) PLC. (incorporated in Cambodia)

PT Bank Shinhan Indonesia (incorporated in Indonesia)

Banco Shinhan de Mexico (incorporated in Mexico)

SBJ DNX, Inc. (incorporated in Japan)

LLP MFO Shinhan Finance (incorporated in Kazakhstan)

PT Shinhan Indo Finance (incorporated in Indonesia)

Shinhan Microfinance Co., Ltd. (incorporated in Myanmar)

Shinhan Vietnam Finance Company Ltd. (incorporated in Vietnam)

Shinhan Investment Asia Ltd. (incorporated in Hong Kong)

Shinhan Investment America Inc. (incorporated in United States)

Shinhan Securities Vietnam (incorporated in Vietnam)

PT Shinhan Securities Indonesia (incorporated in Indonesia)

PT Shinhan Asset Management Indonesia (incorporated in Indonesia)

Shinhan Asset Management (Hong Kong) Limited (incorporated in Hong Kong)

Shinhan Financial Plus

Shinhan CubeOn Co., Ltd.

Shinhan Life Insurance Vietnam Co., Ltd. (incorporated in Vietnam)

Shinhan DS Vietnam Co., Ltd. (incorporated in Vietnam)

KOFC Shinhan Frontier Champ 2010-4 PEF

Shinhan Praxis K-Growth Global Private Equity Fund

Shinhan Smile Gate Global 1st PEF

Shinhan SKS PEF

Neoplux 3rd PEF

KT CNP Growth Champ 2011-2 PEF

Shinhan Private Equity Fund 2nd

JS Shinhan PEF

Shinhan Nautic 1st PEF

Other than as otherwise noted herein, all of our subsidiaries are incorporated in Korea.